                                CREDIT AGREEMENT

                                  dated as of

                                December 3, 1999

                                     among

                          the Borrowers party hereto,



                            the Banks party hereto,



                  The Bank of New York, as Syndication Agent,
           National Australia Bank Limited, as Co-Documentation Agent
                    Bank One, NA as Co-Documentation Agent,



                      State Street Bank and Trust Company,
                              as Operations Agent


                                      and


                     Bank of America, National Association,
                            as Administrative Agent


                                  Arranged by


                        Banc of America Securities LLC,
                  as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I           DEFINITIONS...................................................................................1
                    1.1.     Definitions..........................................................................1
                    1.2.     Accounting Terms and Determinations..................................................9
                    1.3.     Assumptions Regarding Structure......................................................9
                    1.4.     Authority of Adviser; Adviser Disclaimer.............................................9

ARTICLE II          THE CREDIT...................................................................................10
                    2.1.     Commitments to Lend.................................................................10
                    2.2.     Notice of Borrowings................................................................11
                    2.3.     Notice to Banks; Funding of Loans...................................................11
                    2.4.     Loan Accounts; Records..............................................................12
                    2.5.     Optional Termination or Reduction of Commitments....................................12
                    2.6.     Extension of Termination Date.......................................................13
                    2.7.     Optional Prepayments................................................................15
                    2.8.     Mandatory Payments..................................................................14
                    2.9.     Interest Rates......................................................................15
                    2.10     Fees................................................................................16
                    2.11     General Provisions as to Payments...................................................16
                    2.12     Computation of Interest and Fees....................................................17
                    2.13     Withholding Tax Exemption ..........................................................17
                    2.14     Source of Repayment ................................................................18
                    2.15     Capital Adequacy. ..................................................................19
                    2.16     Substitution of Banks ..............................................................19
                    2.17     Survival ...........................................................................19

ARTICLE III         CONDITIONS...................................................................................19
                    3.1.     Effectiveness.......................................................................19
                    3.2.     All Borrowings......................................................................20

ARTICLE IV          REPRESENTATIONS AND WARRANTIES...............................................................21
                    4.1.     Existence...........................................................................21
                    4.2.     Authorization.......................................................................21
                    4.3.     No Conflicts........................................................................22
                    4.4.     Validity and Binding Effect.........................................................22
                    4.5.     No Default..........................................................................22
                    4.6.     Financial Statements................................................................22
                    4.7.     Litigation..........................................................................22

                                       -iii-

                    4.8.     Liens...............................................................................23
                    4.9.     Purpose.............................................................................23
                    4.10     Compliance and Government Approvals ................................................23
                    4.11     Subsidiaries; Investments ..........................................................23
                    4.12     Investment Policies.................................................................23
                    4.13     Status of Loans.....................................................................23
                    4.14     ERISA...............................................................................23
                    4.15     Taxes...............................................................................24
                    4.16     Asset Coverage......................................................................24
                    4.17     Full Disclosure.....................................................................24
                    4.18     Year 2000...........................................................................24

ARTICLE V           COVENANTS....................................................................................24
                    5.1.     Information.........................................................................24
                    5.2.     Existence...........................................................................25
                    5.3.     Nature of Business..................................................................26
                    5.4.     Books, Records and Access...........................................................26
                    5.5.     Insurance...........................................................................26
                    5.6.     Asset Coverage Ratio................................................................26
                    5.7.     Changes to Organization Documents, etc..............................................26
                    5.8.     Service Providers...................................................................26
                    5.9.     Payment of Obligations..............................................................27
                    5.10     Compliance with Laws ...............................................................27
                    5.11     Debt................................................................................27
                    5.12     Negative Pledge.....................................................................27
                    5.13     Consolidations, Mergers and Sales of Assets.........................................28
                    5.14     Use of Proceeds.....................................................................28
                    5.15     Compliance with Prospectus .........................................................28
                    5.16     Regulated Investment Company........................................................28
                    5.17     No Subsidiary.......................................................................29
                    5.18     ERISA...............................................................................29
                    5.19     Distributions.......................................................................29
                    5.20     Custodian...........................................................................29
                    5.21     Acquisitions........................................................................29

ARTICLE VI          EVENTS OF DEFAULT............................................................................29
                    6.1.     Events of Default...................................................................29
                    6.2.     Remedies............................................................................31
                    6.3.     Notice of Default...................................................................31

ARTICLE VII         THE AGENTS...................................................................................31

                    7.1.     Appointment and Authorization.......................................................31
                    7.2.     Action by Agents....................................................................31
                    7.3.     Consultation with Experts...........................................................32
                    7.4.     Liability of Agents.................................................................32
                    7.5.     Indemnification.....................................................................32
                    7.6.     Credit Decision.....................................................................32
                    7.7.     Successor Agents....................................................................32
                    7.8.     Agents as Banks.....................................................................33
                    7.9.     Distribution by an Agent............................................................33
                    7.10     Delinquent Banks ...................................................................33

ARTICLE VIII        MISCELLANEOUS ...............................................................................34
                    8.1.     Notices.............................................................................34
                    8.2.     No Waivers..........................................................................34
                    8.3.     Expenses; Documentary Taxes; Indemnification........................................34
                    8.4.     Set Off.............................................................................36
                    8.5.     Amendments and Waivers..............................................................36
                    8.6.     Successors and Assigns..............................................................36
                    8.7.     Additional Borrowers................................................................38
                    8.8.     Governing Law; Submission to Jurisdiction...........................................38
                    8.9.     Counterparts; Integration...........................................................38
                    8.10     WAIVER OF JURY TRIAL ...............................................................39
                    8.11     Confidentiality.....................................................................39
                    8.12     Representations and Warranties of the Banks.........................................39

Exhibit A -      Form of Allocation Notice

Exhibit B -      Form of Notice of Borrowing

Exhibit C -      Form of Notice of Conversion/Paydown

Exhibit D -      Form of Note

Exhibit E -      Form of Opinion of Brown & Wood LLP

Exhibit F -      Form of Compliance Certificate

Exhibit G -      Form of Assignment and Acceptance

Exhibit H -      Form of Joinder

Schedule 1 -     Addresses for Notices and Commitment Amounts

Schedule 4.9     Borrowers With Less Than 25% of Assets in Margin Stock

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of December 3, 1999, is made by and among each of the investment companies, and to the extent any Borrower is a series of a Trust or a Maryland corporation, each Trust or Maryland corporation on behalf of such Borrowers, as are or may become party hereto listed on the signature pages hereto or hereafter added hereto, the various banks as are or may become party hereto (collectively, the "Banks"), THE BANK OF NEW YORK, as syndication agent, NATIONAL AUSTRALIA BANK LIMITED, as co-documentation agent, BANK ONE, NA, as co-documentation agent, STATE STREET BANK AND TRUST COMPANY, as operations agent and BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent for the Banks.

                                  WITNESSETH:

         WHEREAS, the Borrowers, and to the extent any Borrowers are a series of a Trust or Maryland corporation, such Trusts or Maryland corporations, are open-end management investment companies registered under the Act;

         WHEREAS, the Borrowers, and to the extent any Borrowers are a series of a Trust or Maryland corporation, such Trusts or Maryland corporations, on behalf of their Borrowers, severally desire to obtain Commitments from the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $1,000,000,000, will be made to such Borrowers from time to time prior to the Termination Date;

         WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Loans to the Borrowers; and

         WHEREAS, the proceeds of the Loans will be used by the Borrowers to fund shareholder redemptions and for other lawful purposes as allowed under the Act, other than for leverage.

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE1

                                  DEFINITIONS

         1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Act" means the Investment Company Act of 1940, as amended.

         "Additional Commitment" has the meaning set forth in Section 2.6(b).

         "Additional Commitment Bank" has the meaning set forth in Section
2.6(b).

         "Administrative Agent" means Bank of America acting as Administrative Agent for the Banks and any successor thereof.

         "Adviser" means Merrill Lynch Asset Management, L.P. or one of its Affiliates, as investment adviser, sub-adviser or administrator to a Borrower.

         "Adviser Persons" is defined in Section 1.4.

         "Affiliate" has the meaning ascribed to the term "Affiliated Person" in the Act and the rules and regulations thereunder.

         "Agents" means, collectively, the Administrative Agent and the Operations Agent, and, individually, each of the Administrative Agent and the Operations Agent.

         "Allocation Notice" means a notice, substantially in the form of Exhibit A, furnished to the Administrative Agent by or on behalf of each Borrower setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under this Agreement other than principal and interest in respect of Loans. The allocation of liability among the Borrowers as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Administrative Agent until a later dated Allocation Notice is delivered to the Administrative Agent.

         "Arranger" means Banc of America Securities LLC, a Delaware limited liability company as sole lead arranger and sole book manager.

         "Asset Coverage Ratio" means, with respect to any Borrower, the ratio which the Net Asset Value of such Borrower, less the value of assets subject to Liens, bears to the aggregate amount of Debt of such Borrower.

         "Assignee" has the meaning set forth in Section 8.6.

         "Assignment and Acceptance" has the meaning set forth in Section 8.6.

         "Authorized Signatory" means the president, the executive vice president, any senior vice president, any vice president, the treasurer, the secretary or any other duly authorized officer of a Borrower or any duly authorized employee of Merrill Lynch Asset Management, L.P. or any of its affiliated investment advisers designated by such Borrower as its agent, provided that the Operations Agent shall have received a manually signed certificate of the Secretary of such Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer or agent and such duly authorized officer or agent shall be reasonably satisfactory to the Operations Agent.

         "Bank" is defined in the preamble.

         "Bank of America" means Bank of America, National Association, a national banking association.

         "Base Rate" means a fluctuating rate per annum equal to the higher of
(a) the Federal Funds Rate plus 2 of 1% and, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means each Person that is a signatory hereto as a Borrower and each series or class of shares of a Trust or a Maryland corporation which constitutes a "series" under the Act, which is a signatory to this Agreement or which becomes a signatory to this Agreement as a Borrower following the approval of all the Banks.

         "Borrowing" means a borrowing hereunder, consisting of Loans of the same type made to a Borrower on the same day by the Banks under Article II.

         "Borrowing Date" means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.2(a) hereof.

         "Business Day" means any day which is not (a) a Saturday or Sunday,
(b) a day on which commercial banks are authorized or required to be closed in Boston, Massachusetts, or New York City, New York or (c) a day on which the New York Stock Exchange, Inc. is authorized or required to be closed.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Committed Loans" means loans made pursuant to Section 2.1(a).

         "Commitment" means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder.

         "Commitment Amount" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Sections 2.5 or reduced or increased from time to time pursuant to Section 8.6; and "Commitment Amounts" means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Commitment Amounts equal $1,000,000,000.

         "Commitment Percentage" means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank's percentage of the aggregate Commitment Amounts of all of the Banks.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit F.

         "Consent Date" has the meaning set forth in Section 2.6(a).

         "Custodian" means, on any date, the entity which acts as a Borrower's custodian for purposes of Section 17(f) of the Act.

         "Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with GAAP, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit, or other similar obligations, (g) all obligations of such Person in respect of banker's acceptances and under reverse repurchase agreements, and
(h) all obligations of such Person in respect of futures contracts, swaps and other obligations that are senior securities for purposes of the Act.

         "Default" means with respect to a Borrower any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default by such Borrower.

         "Delinquent Bank" has the meaning set forth in Section 7.10(a).

         "Distribution" means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Borrower, other than dividends payable solely in shares of common stock of a Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Borrower, directly or indirectly; the return of capital by a Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of a Borrower.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means a Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Code.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Existing Termination Date" has the meaning set forth in Section
2.6(a).

         "Failure" has the meaning set forth in Section 7.10(b).

         "Federal Funds Rate" means for any day, an interest rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the quotations for the federal funds offered rate received by the Operations Agent at approximately 9:30 a.m. (Boston time) on such day from three Federal funds brokers of recognized standing selected by the Operations Agent in its sole discretion.

         "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indemnified Liabilities" has the meaning set forth in Section 8.3(b).

         "Indemnified Parties" has the meaning set forth in Section 8.3(b).

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Loan Documents" means, collectively, this Agreement, the Notes, if any, issued pursuant to Section 2.4, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

         "Loans" means an extension of credit made or to be made to a Borrower by the Banks pursuant to Article II and may be a Base Rate Loan or a Federal Funds Rate Loan (each a "type" of Loan). Loans shall include both Committed Loans and Swing Line Advances.

         "Maryland corporation" means each investment company listed as such on the signature pages hereof.

         "Material Adverse Effect" means any change that is material and adverse to (x) the condition (financial or otherwise) or business of a Borrower, or (y) the ability of a Borrower to duly and punctually pay and perform all or any of its Obligations.

         "Maximum Amount" has the meaning set forth in Section 2.1(a).

         "Moody's" means Moody's Investors Service, Inc., or any successor acceptable to the Required Banks performing substantially the same function.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Asset Value" means, at any date ,with respect to any Borrower, Total Assets less Total Liabilities (other than the Loans of such Borrower and any accrued interest thereon) of such Borrower.

         "Non-Extending Bank" has the meaning set forth in Section 2.6(a).

         "Notes" means promissory notes of the Borrowers issued pursuant to
Section 2.4, and

         "Note" means any one of such promissory notes issued pursuant to
Section 2.4.

         "Notice of Borrowing" has the meaning set forth in Section 2.2(a).

         "Notice of Conversion" has the meaning set forth in Section 2.2(b).

         "Obligations" means all indebtedness, obligations and liabilities of a Borrower to any of the Banks, the Operations Agent and the Administrative Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to a Borrower hereunder or any of the Notes or other instruments at any time evidencing any thereof.

         "Operations Agent" means State Street acting as Operations Agent for the Banks and any successor thereof.

         "Organization Documents" means, for any Borrower that is a Trust or a series of a Trust, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such Trust, for any Borrower that is a series of a Maryland corporation, the articles of incorporation and bylaws of such Maryland corporation and for any Borrower that is not a series of a Trust or a Maryland corporation, its articles of incorporation and bylaws.

         "Participant" has the meaning set forth in Section 8.6(b).

         "Person" means an individual, a corporation (or series thereof), limited liability company, a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 302 or Section 412 of the Code and either
(i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prospectus" means with respect to a Borrower, the current prospectus of such Borrower delivered to the Administrative Agent prior to the date hereof and any subsequent prospectus of such Borrower (or Part A of such Borrower's registration statement).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks (other than Delinquent Banks) whose Commitment Amounts equal more than 50% of the result of (i) the aggregate Commitment Amounts of all Banks minus (ii) the aggregate Commitment Amounts of all Delinquent Banks at such time; and if the Commitments of the Banks are terminated, Banks (other than Delinquent Banks) whose outstanding Loans equal more than 50% of the result of (i) the aggregate principal amount of all Loans outstanding at such time minus (ii) the aggregate principal amount of all Loans outstanding at such time from the Delinquent Banks; provided, however, that if any one Bank (other than a Delinquent Bank) holds 50% or more of the aggregate Commitment Amounts of all Banks (other than Delinquent Banks), Required Banks means such Bank plus at least one other Bank (other than a Delinquent Bank), unless there is no such other Bank.

         "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

         "SAI" means, with respect to a Borrower, the current statement of additional information of such Borrower (or Part B of such Borrower's registration statement) and any subsequent statement of additional information of such Borrower.

         "S&P" means Standard & Poor's Ratings Group, or any successor acceptable to the Required Banks performing substantially the same function.

         "Section 2.13(a) Tax" has the meaning set forth in Section 2.13(a).

         "State Street" means State Street Bank and Trust Company, a Massachusetts trust company.

         "Subsidiary" of the Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Swing Line Lender" means State Street.

         "Swing Line Advance" has the meaning specified in Section 2.1(b).

         "Termination Date" means December 1, 2000, provided that the Termination Date (and each Bank's Commitment to make Loans hereunder) may be extended in accordance with Section 2.6 hereof.

         "Total Assets" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Borrower on such date prepared in accordance with GAAP. The assets of a Borrower shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent Prospectus and SAI.

         "Total Liabilities" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Borrower on such date prepared in accordance with GAAP.

         "Trust" means each investment company listed as such on the signature pages hereof.

         "Trust Agreement" means, with respect to a Trust, such Trust's trust agreement and declaration of trust or similar instrument, as amended from time to time.

         "type" has the meaning specified in the definition of Loan.

         1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by a Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

         1.3. Assumptions Regarding Structure. The parties acknowledge and agree that with respect to any Trusts, such Trusts are comprised of one or more separate Borrowers and that such Borrowers are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Trusts are executing this Agreement on behalf of their specified respective Borrowers.

         1.4. Authority of Adviser; Adviser Disclaimer. Each of the Borrowers hereby confirms that the Adviser and the employees of the Adviser designated by such Borrower as its agents have been duly authorized to act on behalf of such Borrower for purposes of this Agreement and to take all actions which such Borrower is entitled or required to take hereunder or thereunder, including, without limitation, requesting the making or conversion of Loans on behalf of a Borrower pursuant to Section 2, reducing or terminating the Commitments as to one or more Borrowers, and executing and delivering any and all certificates, reports, financial information and notices required to be delivered to the Agents hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder, the Adviser is acting solely in its capacity as investment adviser for a Borrower and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "Adviser Persons") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder and (c) neither the Adviser nor any Adviser Person shall be responsible in any manner to the Agents or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement, any other Loan Document or in any information, report, certificate or other document furnished by the Adviser on behalf of any Trust or Borrower in connection with this Agreement.

                                    ARTICLE2

                                   THE CREDIT

         2.1. Commitments to Lend. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrowers, and the Borrowers may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by a Borrower to the Operations Agent given in accordance with Section 2.2(a) hereof, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the aggregate Commitment Amounts of all of the Banks and the aggregate principal amount of all Loans outstanding to any Borrower (after giving effect to all amounts requested) shall not exceed at any time the maximum amount (the "Maximum Amount") such Borrower is permitted to borrow at such time under applicable laws and regulations, the limitations on borrowing adopted by such Borrower in its Prospectus and/or SAI or elsewhere, and any agreements with federal, state, local or foreign governmental authorities or regulators, in each case as in effect from time to time. Each Borrowing under this Section shall be in an aggregate principal amount of not less than $500,000 and shall be made from the several Banks pro rata in accordance with each Bank's Commitment Percentage.

         (b) Notwithstanding the provisions of clause (a) of this Section 2.1, and subject to the terms and conditions of this Agreement, State Street agrees to make a portion of its Commitment Amount available by making Loans (each, a "Swing Line Advance", and, collectively, the "Swing Line Advances") to any Borrower and each Borrower may borrow, repay and reborrow such Swing Line Advances, from time to time during the Revolving Credit Period, upon notice by any Borrower to the Operations Agent in accordance with Section 2.2(a), in an aggregate principal amount at any time outstanding not to exceed $75,000,000 (after giving effect to all Swing Line Advances requested); provided that the aggregate amount of all Loans outstanding from State Street (after giving effect to all Swing Line Advances requested) shall not exceed State Street's Commitment Amount. Swing Line Advances may be Federal Funds Rate Loans or Base Rate Loans. Each Borrower promises to pay each Swing Line Advance made to such Borrower, together with any and all accrued and unpaid interest thereon, on the earlier of (A) ten (10) days after the date such Swing Line Advance was made,
(B) the date of the next Loan made to such Borrower by the Banks pursuant to clause (a) of this Section, and (C) the Termination Date. If (x) any Swing Line Advance remains outstanding to any Borrower more than (10) days from the date of the advance thereof, (y) Loans are not requested pursuant to clause (a) of this Section by such Borrower prior to the Termination Date, or (z) State Street so requests at any time in its sole and absolute discretion, then each Bank (including State Street in its capacity as a Bank) shall fund its pro rata share (based upon such Bank's Commitment Percentage) of the principal amount of such Swing Line Advance with a Committed Loan, which Committed Loan shall initially be a Base Rate Loan. Each Bank's obligations to make such payments to the Operations Agent for account of the Swing Line Lender under this paragraph (b), and the Swing Line Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this paragraph (b), the financial condition of any Borrower, the existence of any Default or Event of Default, the failure of any of the conditions set forth in Article III to be satisfied, or the termination of the Commitments. Each such payment to the Swing Line Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank agrees to fund its pro rata share of such outstanding Swing Line Advances on (i) the Business Day on which demand therefore is made by the Swing Line Lender as aforesaid, provided that notice of such demand is given not later than 1:00 P.M. (Boston time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Bank shall not have so made the amount of such Swing Line Advance available to the Operations Agent, such Bank agrees to pay to the Operations Agent for the account of the Swing Line Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Lender until the date such amount is paid to the Operations Agent, as the Federal Funds Rate.

         2.2. Notice of Borrowings. (a) Each Borrowing shall be made upon the borrowing Borrower's irrevocable written notice substantially in the form of Exhibit B attached hereto (a "Notice of Borrowing") not later than 12:00 noon (Boston time) (or telephonic notice not later than 12:00 noon (Boston time) confirmed in a writing substantially in the form of Exhibit B attached hereto not later than 12:30 p.m. (Boston time)) on the Business Day of the proposed Borrowing, appropriately completed concerning the Borrowing. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the borrowing Borrower that the conditions set forth in Section 3.2 have been satisfied on the date of such notice and will be satisfied on the Borrowing Date.

         (b) Each Borrower may elect from time to time to convert any outstanding Base Rate Loan or Federal Funds Rate Loan to a Loan of the other type, by giving a notice on the date of the conversion to the Operations Agent substantially in the form of Exhibit C attached hereto (a "Notice of Conversion") not later than 12:00 noon (Boston time) (or telephonic notice by 12:00 noon (Boston time) confirmed in a writing substantially in the form of Exhibit C attached hereto not later than 12:30 p.m. (Boston time)).

         (c) Notwithstanding the foregoing, any Borrower may request a Swing Line Advance under this Section 2.1 (c) by delivering to the Operations Agent, no later than 3:00 P.M. (Boston time) on the date of the proposed Swing Line Advance, a Notice of Borrowing, which shall be made by facsimile transmission, confirmed immediately in writing.

         (d) State Street will make the amount of such Swing Line Advance available to the Borrower requesting such Swing Line Advance at the account noticed by such Borrower to State Street.

         2.3. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a Borrowing in accordance with
Section 2.2, the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such Borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the borrowing Borrower and shall obligate the borrowing Borrower to accept the Loans requested from the Banks on the Borrowing Date.

         (b) Not later than 3:00 p.m. (Boston time) on the Borrowing Date of each Borrowing, each Bank shall make available its share, if any, of such Borrowing, in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 8.1. Unless the Operations Agent determines that any applicable condition specified in Article III has not been satisfied, the Operations Agent will make its share of such Borrowing and the funds so received from the other Banks available to the borrowing Borrower as noticed to the Operations Agent with the name of its custodian and payment instructions (including ABA number and demand deposit account number) on the Borrowing Date. The failure or refusal of any Bank to make available to the Operations Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

         (c) If any Committed Loan is to be made to a Borrower hereunder on a day on which any Swing Line Advance to such Borrower is outstanding, the proceeds of such Committed Loan shall be applied first to the repayment of the outstanding Swing Line Advances to such Borrower, and only an amount equal to the difference (if any) between the amount being borrowed and the Swing Line Advances being repaid shall be made available to such Borrower by the Operations Agent as provided in clause (b) of this Section 2.3.

         (d) Unless the Operations Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Operations Agent such Bank's share of such Borrowing, the Operations Agent may assume that such Bank has made such share available to the Operations Agent on such Borrowing Date in accordance with subsection (b) of this Section and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, make available to the borrowing Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Operations Agent, such Bank and the borrowing Borrower severally agree to repay to the Operations Agent, within three days after demand by the Operations Agent, such amount together with interest thereon, for each day from the date such amount is made available to the borrowing Borrower until the date such amount is repaid to the Operations Agent, at (i) in the case of the borrowing Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.9 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Operations Agent such amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         2.4. Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Operations Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

         (b) The Borrowers hereby agree that if, in the opinion of any Bank, a promissory note or other evidence of debt is required to reflect or enforce the Debt of the Borrowers resulting from the Loans made, or to be made, by such Bank, then upon request of such Bank, the Borrowers shall promptly execute and deliver to such Bank, for the Loans made or to be made by such Bank, a promissory note substantially in the form of Exhibit D attached hereto, payable to the order of such Bank in an amount equal to the Loans payable or to be payable to such Bank from time to time, provided, that as a condition to issuing any such Note, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrowers and their counsel.

         2.5. Optional Termination or Reduction of Commitments. (a) The Borrowers shall have the right at any time and from time to time prior to the Termination Date upon three Business Days' prior written notice to the Operations Agent to reduce by $50,000,000 or a larger integral multiple of $10,000,000 the unborrowed portion of the aggregate Commitment Amounts of the Banks or terminate entirely each Bank's Commitment, whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank's Commitment shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section, the Operations Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Operations Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

         (b) Any Borrower may on three Business Days' written notice to the Agents cease to be a Borrower hereunder on the date specified in such notice, provided all Obligations due and owing by such Borrower hereunder are repaid in full on such date. A Borrower ceasing to be a Borrower hereunder shall not affect the then applicable Commitment Amounts, which shall remain unchanged.

         2.6. Extension of Termination Date. (a) The Borrowers may, by notice to the Administrative Agent (which shall promptly deliver a copy to the Operations Agent and each of the Banks) not less than 45 days and not more than 60 days prior to the Termination Date then in effect hereunder (the "Existing Termination Date"), request that the Banks extend the Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Borrowers and the Administrative Agent (who shall notify the Operations Agent) given on the date (and, subject to the provision below, only on the date) 30 days prior to the Existing Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the "Consent Date"), advise the Borrowers whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Termination Date (a "Non-Extending Bank") shall notify the Administrative Agent (who shall notify the Operations Agent and the Borrowers) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrowers on or before the Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree to such extension.

         (b) The Borrowers shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other commercial banks, which may include any Bank (each, prior to the Existing Termination Date, an "Additional Commitment Bank") with the approval of the Agents (which approval shall not be unreasonably delayed or withheld). Each Additional Commitment Bank shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an "Additional Commitment") (if any such Additional Commitment Bank is a Bank, its Additional Commitment shall be in addition to such Bank's Commitment hereunder on such date).

         (c) If (and only if) Banks with Commitment Amounts that, in the aggregate, together with the proposed Commitment Amounts of the Additional Commitment Banks that will become effective on the Existing Termination Date, aggregate at least 75% of the aggregate Commitment Amounts on the Consent Date shall have agreed to extend the Existing Termination Date, then, effective as of the Existing Termination Date, (i) the Existing Termination Date shall be extended to the date which is 364 days after the Consent Date (provided, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day), (ii) the aggregate Commitment Amounts shall equal the sum of the Commitments of the Banks (other than the non-extending Banks) and the Additional Commitment Banks and each (iii) Additional Commitment Bank shall thereupon become a "Bank" with a Commitment for all purposes of this Agreement.

         (d) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

                 (1) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension, the Consent Date or the Existing Termination Date;

                 (2) each of the representations and warranties of the Borrowers in Article IV hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                 (3) each Non-Extending Bank shall have been paid in full by the respective Borrowers all amounts owing to such Bank hereunder on or before the Existing Termination Date.

Even if the Existing Termination Date is extended as provided in this Section 2.6, the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date.

         2.7. Optional Prepayments. (a) Each Borrower may, with telephonic notice to the Operations Agent by 12:00 P.M. confirmed in writing substantially in the form of Exhibit C attached hereto no later than 12:30 p.m. (Boston time) on the Business Day of such payment (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than $500,000 and in larger integral multiples of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing made to such Borrower.

         (b)     Upon receipt of a notice of prepayment pursuant to subsection
(a), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment.

         (c)     Subject to the satisfaction of the conditions set forth in
Section 3.2, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

         2.8. Mandatory Payments. (a) If at any time Asset Coverage Ratio for any Borrower shall be less than 3 to 1, such Borrower shall, within three
(3) Business Days, prepay such principal amount of one or more Loans made to such Borrower, as may be necessary so that after such prepayment the Asset Coverage Ratio for such Borrower shall not exceed 3 to 1.

         (b) On any date on which the Loans outstanding exceed the aggregate Commitment Amounts, the Borrowers, which have Loans outstanding at such date, shall immediately severally prepay such principal amount of the one or more Loans made to such Borrowers (together with accrued interest thereon) based upon each such Borrower's pro rata share of such amount in excess of the aggregate Commitment Amounts, as may be necessary to eliminate such excess.

         (c) On any date on which the Loans outstanding of any Borrower exceed the Maximum Amount for such Borrower, such Borrower shall immediately prepay such principal amount of one or more Loans, as may be necessary to eliminate such excess.

         (d) Each Swing Line Advance shall mature, and the principal amount thereof shall be due and payable, as provided in Section 2.1(b).

         (e) Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the earlier of (i) the date that is 60 days after the date of the making of such Loan or any Swing Line Advance refinanced with such Loan and (ii) the Termination Date. No proceeds of any Loan shall be used to refinance any Loan (other than a Swing Line Advance).

         (f) On the Termination Date, each Bank's Commitment Amount permanently shall reduce to $0 and each Bank's Commitment shall terminate. Each Borrower severally promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding to it on such date, together with all accrued and unpaid interest thereon and all other amounts outstanding hereunder owing by it on such date.

         2.9. Interest Rates. (a) Subject to Sections 2.9(c) and (d), each Federal Funds Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Federal Funds Rate Loan is made up to but not including the date such Federal Funds Rate Loan is repaid in full, at a rate per annum equal to the Federal Funds Rate as in effect from time to time plus 0.50%. Interest on each Federal Funds Rate Loan shall be payable on the last day of each calendar quarter commencing on the first such day after the Effective Date and on the Termination Date. The Operations Agent shall on each Business Day for which a Federal Funds Rate Loan is outstanding notify the borrowing Borrower and the Banks in writing (by telecopy) of the Federal Funds Rate in effect on such day.

         (b) Subject to Sections 2.9(c) and (d), each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Base Rate Loan is made at a rate per annum equal to the Base Rate. Interest on each Base Rate Loan shall be payable on the last day of each calendar quarter commencing March 31, 2000 and on the Termination Date.

         (c) Notwithstanding the foregoing, during the period from and including December 1, 1999 to and including January 31, 2000, interest on Federal Funds Rate Loans shall accrue at a rate not less than the Base Rate.

         (d) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         2.10. Fees. (a) Subject to the allocation requirements of Section 2.14, during the Revolving Credit Period, each of the Borrowers severally shall pay to the Operations Agent for the account of each Bank its pro rata share of the commitment fee at the rate of 0.09% per annum on the daily amount by which the aggregate amount of such Bank's Commitment Amount exceeded the aggregate outstanding principal amount of the Loans made by such Bank. For the purpose of calculating the commitment fee, Swing Advances shall not be considered to be outstanding Loans.

         (b) The commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees payable hereunder shall be payable quarterly in arrears on the 15th day of each April, July, October and January of each year for the calendar quarter ending on the last day of the immediately preceding month commencing on the first such day after the Effective Date, and on the Termination Date.

         (c) Subject to the allocation requirements of Section 2.14, on the Effective Date, each of the Borrowers severally shall pay to each Bank its pro rata share of the closing fee in the amount previously agreed to between the Borrowers and such Bank.

         (d) Subject to the allocation requirements of Section 2.14, the Borrowers severally shall pay to the Agents for their own accounts, annually in advance on the Effective Date and on each anniversary thereof during the term of this Agreement, its pro rata share of the non-refundable agent's fee as agreed upon separately, by the Borrowers and each Agent.

         2.11. General Provisions as to Payments. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 1:00 p.m. (Boston time) on the date when due, in United States dollars and in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 8.1. The Operations Agent will promptly distribute to each Bank its ratable share of each such payment received by the Operations Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Operations Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Operations Agent may assume that such Borrower has made such payment in full to the Operations Agent on such date and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Operations Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Operations Agent, at the Federal Funds Rate.

         (c) Each Borrower agrees that payments by such Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

         2.12. Computation of Interest and Fees. All interest based on the Federal Funds Rate and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed and all interest based on the rate specified in clause (b) of the definition of "Base Rate" shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed.

         2.13. Withholding Tax Exemption. (a) All payments hereunder and under any of the other Loan Documents shall be made free and clear of and without any deduction for or on account of any tax, levy, deduction, withholding, or other similar charge of whatever nature (but excluding any tax on the overall net income of a Bank or its lending office by the jurisdiction in which such Bank is incorporated or has its principal office or such lending office) (each such non-excluded tax, levy, deduction, withholding or similar charge, for the purposes of this Section, a "Section 2.13(a) Tax") imposed by the United States of America, or any political subdivision or taxing authority thereof or therein (each, for the purposes of this Section, an "Appropriate Taxing Authority"), except as expressly provided in this Section. Except as otherwise provided in Section 2.13(c), if any Section 2.13(a) Taxes are imposed and required by law to be paid or withheld from any amount payable to any Bank, then the borrowing Borrower upon the request of such Bank shall (i) increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Section 2.13(a) Taxes) equal to the amount due hereunder, (ii) pay such Section 2.13(a) Taxes to the Appropriate Taxing Authority for the account of such Bank in a timely manner, and (iii) as promptly as possible thereafter, send such Bank evidence showing payment thereof.

         (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Operations Agent two duly completed copies of United States Internal Revenue Service Form W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W8ECI further undertakes to deliver to the Borrowers and the Operations Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Operations Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Operations Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (c) Notwithstanding anything to the contrary contained in Section 2.13(a), the Borrowers will not be required to make any additional payment to or for the account of any Bank under Section 2.13(a) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrowers under Section 2.13(b) or (ii) such Bank's failure or inability to furnish under Section 2.13(b) an original or an extension or renewal of a Form W8ECI (or successor form), as applicable, unless such Bank is exempt from furnishing such Form pursuant to Section 2.13(b).

         2.14. Source of Repayment. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Borrower, are separate and distinct from the assets and liabilities of each other Borrower, and to the extent a Borrower is a series of a Trust or a Maryland corporation, each other series of that Trust or Maryland corporation, as the case may be, and that no Borrower, and to the extent a Borrower is a series of a Trust or a Maryland corporation, no other series of that Trust or Maryland corporation, as the case may be, shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Borrowers shall (i) as provided in
Section 3.1(d),

(ii) to the extent feasible, at least five Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Administrative Agent or at any time at the option of the Borrowers, cause to be provided to the Administrative Agent an Allocation Notice; provided, however, should the Borrowers fail to deliver to the Administrative Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Administrative Agent, the Borrowers shall be severally liable therefor to the Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Administrative Agent.

         (b) With respect to each Trust, the parties hereto acknowledge that the Trust Agreement for each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Secretary of State of the State of Delaware, as applicable. With respect to each Trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Trust as individuals; that the obligations of any Borrower of such Trust under this Agreement and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Borrower; and that no Borrower or series of a Trust will be held liable for the obligations or liabilities of any other Borrower or series of that Trust.

         2.15. Capital Adequacy. If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case occurring after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans or obligations under this Agreement, then, within 10 days after demand of such Bank to the Borrowers through the Agent (which demand shall be in writing and shall set forth in reasonable detail the calculation of such amounts), each of the Borrowers severally shall pay to such Bank, from time to time as specified by the Bank, its pro rata share of additional amounts sufficient to compensate the Bank for such increase.

         2.16. Substitution of Banks. Upon the receipt by the Borrowers from any Bank (an "Affected Bank") of a claim for compensation under Section 2.13 or 2.15, the Borrowers may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank satisfactory to the Borrowers to acquire and assume all or ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or any part of such Affected Bank's Loans and Commitment; or (iii) designate a

Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agents (which consent shall not be unreasonably withheld).

         2.17. Survival. The agreements and obligations of the Borrowers under Sections 2.13 and 2.15 shall survive the payment of all other Obligations for a period of ninety days.

                                    ARTICLE3

                                   CONDITIONS

         3.1. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):

         (1) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

         (2) receipt by each of the Banks of an opinion of Brown & Wood LLP, counsel to the Borrowers, substantially in the form of Exhibit E attached hereto and reasonably satisfactory to the Administrative Agent in all respects;

         (3) receipt by the Administrative Agent of a manually signed certificate from the Secretary of each Borrower, in form and substance satisfactory to the Administrative Agent and dated the Effective Date, as to
(i) the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower, (ii) the Custodian of such Borrower and (iii) the investment adviser of the Borrower, and certifying and attaching copies of (A) such Borrower's Organization Documents as then in effect, (B) duly authorized resolutions of such Borrower's board of directors or trustees authorizing the transactions contemplated hereby, (C) the Prospectus and (D) all amendments to the Borrower's investment objectives, policies and restrictions since the date of the Prospectus;

         (4)     receipt by the Operations Agent of an Allocation Notice;

         (5) receipt by the Administrative Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by Governmental Authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

         (6) receipt by the Agents of payment of all fees and expenses (including fees and disbursements of special counsel for the Administrative Agent) then payable hereunder and under the other Loan Documents.

         The Administrative Agent shall promptly notify the Borrowers, the Operations Agent and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

         3.2. All Borrowings. The obligation of any Bank to make a Loan to a Borrower on the occasion of any Borrowing is subject to the satisfaction of the following conditions by such Borrower:

         (1) receipt by the Operations Agent of a Notice of Borrowing as required by Section 2.2, which is completed in a manner satisfactory to the Operations Agent in all respects,

         (2) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans to the borrowing Borrower will not exceed its Maximum Amount;

         (3) immediately after such Borrowing, the aggregate principal amount of the Loans to all Borrowers will not exceed the aggregate Commitment Amounts;

         (4) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing with respect to the borrowing Borrower;

         (5) each of the representations and warranties of the borrowing Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (unless any such representation and warranty shall relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

         (6) receipt by the Operations Agent with respect to the borrowing Borrower (other than a Borrower listed on Schedule 4.9) of a duly executed FRB Form FR U-1 for each Bank as required pursuant to FRB Regulation U (12 C.F.R.
221.1 et seq.), in form and substance satisfactory to the Operations Agent and its counsel, together with all information requested by the Operations Agent in connection therewith, including updates of information, if any, required by such Regulation U.

         (7) receipt by the Operations Agent of payment instructions from the Borrower, as required under Section 2.3(b).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the borrowing Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

                                    ARTICLE4

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks and the Agents to enter into this Agreement and to make Loans hereunder, each Borrower and, to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, not in its individual capacity, but on behalf of such Borrower severally represents and warrants to the Agents and each Bank with respect to itself as set forth in this Article IV. The representations and warranties contained in this Article IV with respect to an individual Borrower shall be deemed to be repeated by such Borrower each time that a Loan is made to such Borrower as provided in Article III.

         4.1. Existence. Such Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, is an open-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. Such Borrower, or to the extent such Borrower is a Trust or a Maryland corporation, such Trust or Maryland corporation, is duly qualified to do business and in good standing in each other jurisdiction in which such qualification is required by applicable law, except to the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Borrower. To the extent such Borrower is a series of shares of beneficial interest in the Trust or Maryland corporation of which it comprises a series (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Trust or Maryland corporation) it legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

         4.2. Authorization. Such Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation on behalf of such series, is duly authorized to execute and deliver this Agreement and, with respect to such Trust or Maryland corporation, so long as this Agreement shall remain in effect with respect to it, each of its Borrowers will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations under this Agreement. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Trust or Maryland corporation, such Trust or Maryland corporation on behalf of such Borrower, of this Agreement and the Borrowings of each Borrower do not and will not require any consent or approval of or registration with any Governmental Authority.

         4.3. No Conflicts. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Trust or Maryland corporation, the execution and delivery by such Trust or Maryland corporation on behalf of such Borrower, of this Agreement do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with the Organization Documents of such Borrower, or the extent such Borrower is a Trust or a Maryland corporation such Trust or Maryland corporation, (iii) conflict with any material agreement binding upon it, (iv) conflict with such Borrower's most recent Prospectus or its most recent SAI (v) conflict with any court or administrative order or decree applicable to such Borrower or (vi) require or result in the creation or imposition of any Lien on any of such Borrower's assets.

         4.4. Validity and Binding Effect. This Agreement is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         4.5. No Default. Such Borrower is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than such defaults that could not reasonably be expected to have a Material Adverse Effect on such Borrower. To the best of its knowledge, no Event of Default or Default with respect to it has occurred and is continuing.

         4.6. Financial Statements. The most recent audited statement of assets and liabilities and, if applicable, the most recent semi-annual asset statement of such Borrower, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Effect on such Borrower.

         4.7. Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to have a Material Adverse Effect are pending or, to the best of its knowledge, threatened against such Borrower. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 4.6 such Borrower has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

         4.8. Liens. None of such Borrower's property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, and
(ii) Liens permitted under Section 5.12

         4.9. Purpose. The proceeds of the Loans will be used by such Borrower to fund shareholder redemptions and for other lawful purposes permitted under the Act, other than leverage, and by its most recent Prospectus and most recent SAI. The proceeds of the Loans will not be used for leverage. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulations U or X. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. With respect to any Borrower listed on the attached Schedule 4.9, less than 25% of the assets of such Borrower consists of "margin stock" as defined under Federal Reserve Board Regulation U.

         4.10. Compliance and Government Approvals. Such Borrower, or to the extent the Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Effect on such Borrower. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by such Borrower of this Agreement, or to the extent such Borrower is a Trust or a Maryland corporation, the execution and delivery by such Trust or Maryland corporation of this Agreement on its behalf.

         4.11. Subsidiaries; Investments. Such Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, has no Subsidiaries. Such Borrower has no equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business.

         4.12. Investment Policies. Such Borrower's assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent Prospectus and its most recent SAI. Such Borrower is in compliance in all material respects with all investment policies and restrictions set forth in its most recent Prospectus and most recent SAI.

         4.13. Status of Loans. Such Borrower's obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Debt and will rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Debt of such Borrower.

         4.14. ERISA. (a) Such Borrower is not a member of an ERISA Group or has any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan.

         (b) No Loan made to such Borrower will constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         4.15. Taxes. Such Borrower qualifies as a "regulated investment company" within the meaning of the Code or is treated as a partnership for federal income tax purposes. Such Borrower has filed or caused to be filed tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower.

         4.16. Asset Coverage. The Loans to be made to such Borrower are a "senior security representing indebtedness" for purposes of and as defined in
Section 18 of the Act. Immediately after the making of each Loan hereunder to such Borrower, the Asset Coverage Ratio of such Borrower shall be at least 300%.

         4.17. Full Disclosure. All written information heretofore furnished by such Borrower to the Agents and the Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by such Borrower to the Agents and the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified.

         4.18. Year 2000. The investment adviser for such Borrower has filed a form ADV-Y2K with the Securities and Exchange Commission, dated as of June 4, 1999 or May 28, 1999, as the case may be (the "Y2K Form"). The information disclosed in the Y2K Form was true and correct as of such date, and as of the date hereof. Such Borrower and its investment adviser are taking all necessary action to comply with the remaining deadlines and other requirements set forth in the Y2K Form in order to be in compliance therewith. Any failure to comply with the deadlines or other requirements of the Y2K Form is not expected to result in a Default or Event of Default with respect to such Borrower or to have a Material Adverse Effect on such Borrower.

                                    ARTICLE5

                                   COVENANTS

         From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation not in its individual capacity but on behalf of such Borrower shall perform the obligations made applicable to it in this Article V.

         5.1. Information. Such Borrower will deliver to the Operations Agent (and to each of the Banks):

         (1) as soon as available and in any event within 60 days after the end of each fiscal year of such Borrower, (i) a statement of such Borrower's assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

         (2) as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of such Borrower, (i) a statement of such Borrower's assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the treasurer or vice president of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

         (3) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, if such Borrower has Loans outstanding to it;

         (4) promptly after such Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

         (5) promptly upon the effectiveness thereof with the Securities and Exchange Commission or the mailing thereof to its shareholders, copies of all reports to shareholders, amendments and supplements to the Prospectus, proxy statements and other materials of a financial or otherwise material nature by such Borrower;

         (6) promptly upon any officer of such Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.7 against such Borrower, notice and a description thereof and copies of any filed complaint relating thereto;

         (7) promptly upon the effectiveness thereof, copies of all amendments to such Borrower's investment objectives, policies and restrictions; and

         (8) from time to time such additional information regarding the financial position or business of such Borrower as the Administrative Agent, at the request of the Required Banks, may reasonably request.

         5.2. Existence. Such Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, shall (i) maintain and preserve its existence as a registered investment company and, in the case of a Trust or Maryland corporation which has series funds or portfolios the respective existence of each of its Borrowers as a "series," within the meaning of the Act, and (ii) maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

         5.3. Nature of Business. Such Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, shall (i) continue in, and limit its operations to, the business of an open-end management investment company, within the meaning of the Act, and (ii) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end investment company, unless in the case of (i) or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

         5.4. Books, Records and Access. Borrower, or to the extent such Borrower is a series of a Trust or a Maryland corporation, such Trust or Maryland corporation, as the case may be, shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, such Borrower or such Trust or Maryland corporation, as the case may be, shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make extracts of such books and records.

         5.5. Insurance. Such Borrower shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Operations Agent, furnish to the Banks a certificate of an Authorized Signatory setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section.

         5.6. Asset Coverage Ratio. Such Borrower shall at all times maintain an Asset Coverage Ratio of at least 3 to 1 or such other more restrictive ratio as may be set forth in the most recent Prospectus or most recent SAI of such Borrower.

         5.7. Changes to Organization Documents, etc. Such Borrower, shall not make or permit to be made any material changes to its Organization Documents which could have a Material Adverse Effect on such Borrower without the prior written consent of the Required Banks.

         5.8. Service Providers. Such Borrower, shall not change its accountant, except to a "Big 5" accounting firm, unless the Required Banks provide their prior written consent to such change, which consent shall not be withheld by the Required Banks unless, based upon their reasonable judgment, the Required Banks in good faith conclude that such change will result in a change in the creditworthiness of such Borrower.

         5.9. Payment of Obligations. Such Borrower severally promises to duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts payable by it provided for in this Agreement and the other Loan Documents. Such Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same are maintained in accordance with GAAP.

         5.10. Compliance with Laws. Such Borrower will comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and the Act and the rules and regulations thereunder) and the exchange on which its shares are traded if any, except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) exemptive relief has been obtained therefrom and remains in effect or (c) the violation thereof could not reasonably be expected to have a Material Adverse Effect on such Borrower. Such Borrower will file or cause to be filed all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower).

         5.11. Debt. Such Borrower will not create, incur, assume or suffer to exist or be or remain liable for any Debt other than

         (1)     Debt arising under this Agreement and the other Loan
Documents,

         (2) overdrafts extended by such Borrower's Custodian in the ordinary course of business, and

         (3) Debt arising in connection with portfolio investments and investment techniques permissible under the Act and consistent with such Borrower's investment objectives and policies as stated in the Prospectus and SAI, provided that in no event shall such Borrower (i) borrow money or create leverage under any arrangement other than from the Banks pursuant to this Agreement or on an overnight basis from such Borrower's Custodian to the extent provided in clause (b) hereof, or (ii) issue or be or remain liable for or have outstanding any "senior security" (as defined in the Act) other than the Loans. Such Borrower will not issue or have outstanding any preferred stock.

         5.12. Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, or on the income or profits therefrom, except (a) Liens in respect of Debt permitted under Section 5.11(b) and (c), (b) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with generally GAAP, that enforcement of such Liens is stayed pending such contest, (c) statutory Liens arising by operation of law such as mechanic's, materialmen's, carriers' and warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (d) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest, and (e) Liens in favor of such Borrower's Custodian granted pursuant to the custody agreement with the Custodian to secure obligations arising under such custody agreement.

         5.13. Consolidations, Mergers and Sales of Assets. Such Borrower will not consolidate or merge with or into any other Person (other than another Borrower) or reorganize its assets into series of a series corporation or entity, nor will such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (other than another Borrower) except that such Borrower may sell its assets in the ordinary course of business as described in its Prospectus or SAI.

         5.14. Use of Proceeds. The proceeds of the Loans made under this Agreement to such Borrower will be used by such Borrower solely for the funding of shareholder redemptions and other lawful purposes under the Act, other than for leverage.

         5.15. Compliance with Prospectus. Such Borrower will at all times comply in all material respects with the investment objectives, limitations and policies set forth (or incorporated by reference) in its Prospectus or SAI. Nothing in this Section 5.15, except as specifically provided in the next succeeding sentence, shall be deemed to limit the ability of such Borrower to amend its non-fundamental investment objectives, policies or restrictions, provided that such Borrower shall comply with the requirements of Section 5.1(g). Such Borrower will not permit its fundamental investment objective or any fundamental policy or restriction or its diversified or non-diversified status to be changed from those in effect on the date hereof and reflected in its Prospectus or SAI delivered to the Banks on the date hereof, in each case without the prior written consent of the Required Banks. Such Borrower will maintain its status as an open-end management investment company.

         5.16. Tax Status. Such Borrower will maintain its status as a "regulated investment company" under the Code at all times and will make sufficient distributions to qualify as a "regulated investment company" pursuant to subchapter M of the Code or its status as a partnership for federal income tax purposes.

         5.17. No Subsidiary. Such Borrower will not at any time have any Subsidiary.

         5.18. ERISA. Such Borrower will not become a member of any ERISA Group nor incur any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan, including without limitation for benefits thereunder.

         5.19. Distributions. Such Borrower will not make any Distribution, if a Default or Event of Default has occurred and is continuing or will exist after giving effect thereto provided that notwithstanding the foregoing, such Borrower shall be permitted to (a) declare and pay Distributions on or in respect of its common stock or shares each month in an amount equal to the undistributed net investment income for such month, (b) distribute each year all of its net investment income (including net realized capital gains) so that it will not be subject to tax (including corporate and/or excise taxes) under the Code (provided, that if any Borrower's net investment income (including net realized capital gains) calculated on a tax basis exceeds its net investment income calculated in accordance with GAAP, such Borrower may also distribute such excess to its shareholders) and (c) satisfy shareholder redemptions, unless, in any case (i) a Default or Event of Default under Sections 6.1(d) or 6.1(e) has occurred and is continuing with respect to such Borrower, or (ii) such Borrower has failed to pay when due any principal of or any interest on any Loan made to such Borrower, after giving effect to any grace period, and such failure has not been cured. Nothing in the preceding sentence shall be deemed or construed to limit the Banks' ability to exercise their remedies hereunder with respect to such Borrower upon the occurrence and during the continuance of an Event of Default hereunder.

         5.20. Custodian. Such Borrower, will at all times maintain or cause to be maintained as its Custodian either (a) its Custodian on the date hereof or (b) with prior written notice to the Banks, any other entity which is a bank or trust company organized under the laws of the United States and having both
(i) assets of at least $10 billion and (ii) a long-term debt rating of not less than A from S&P or A2 from Moody's.

         5.21. Acquisitions. Such Borrower will not purchase or otherwise acquire all or substantially all of the assets of any other Person (other than another Borrower).

                                    ARTICLE6

                               EVENTS OF DEFAULT

         6.1. Events of Default. Each of the following shall constitute an Event of Default with respect to a Borrower under this Agreement (it being understood that an Event of Default with respect to a Borrower shall not constitute an Event of Default with respect to any other Borrower):

         (1) Default in payment by a Borrower (i) when and as required to be paid herein of any amount of principal of any Loan or (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Loan Document.

         (2) Default by a Borrower in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Debt (other than the Loans) of, or guaranteed by, such Borrower in excess of 5% of such Borrower's then-current Net Asset Value.

         (3) Any event or condition shall occur that results in the acceleration of the maturity of any Debt (other than the Loans) of, or guaranteed by, a Borrower or enables the holder or holders of such other Debt or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Debt in excess of 5% of such Borrower's then-current total Net Asset Value.

         (4) A Borrower (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

         (5) (i) Any involuntary Insolvency Proceeding is commenced or filed against a Borrower, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) a Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

         (6) A Borrower shall default in the performance of its agreements under (i) Section 5.1(d), 5.2(i), 5.3(i), 5.8, 5.11, 5.13 or 5.14 or (ii)
Section 5.6, and in the case of Section 5.6 such default is not cured within three (3) Business Days.

         (7) A Borrower shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and such default shall continue for 30 days after notice thereof to such Borrower from the Administrative Agent.

         (8) Any representation or warranty made by a Borrower herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

         (9) There shall be entered against a Borrower one or more judgments or decrees which, when taken together, will exceed the lesser of 5% of such Borrower's Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged less than 30 calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which such Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Required Banks.

         (10) The investment adviser of a Borrower shall cease to be an Affiliate of Merrill Lynch & Co., Inc.

         6.2. Remedies. If any Event of Default described in Section 6.1 shall have occurred and be continuing with respect to a Borrower, the Administrative Agent, upon the direction of the Required Banks, shall declare the Commitments to be terminated with respect to the applicable Borrower and such Borrower's Obligations to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Borrower and such Obligations shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 6.1(d) or Section 6.1(e) occurs with respect to such Borrower, the Commitments shall immediately terminate with respect to such Borrower and the Obligations with respect to such Borrower shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred and be continuing with respect to a Borrower, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Borrower under the Loan Documents or applicable law.

         6.3. Notice of Default. The Administrative Agent shall give notice to a Borrower under Section 6.1(g) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

                                    ARTICLE7

                                   THE AGENTS

         7.1. Appointment and Authorization. Subject to Section 7.7 hereof, each Bank irrevocably appoints and authorizes each of the Administrative Agent and the Operations Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         7.2. Action by Agents. The duties and responsibilities of each Agent hereunder are only those expressly set forth herein. The relationship between each Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute either Agent as a trustee for any Bank.

Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

         7.3. Consultation with Experts. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.4. Liability of Agents. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. No Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except, receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

         7.5. Indemnification. The Banks hereby ratably agree to indemnify each Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as directly result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent hereunder or thereunder.

         7.6. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         7.7. Successor Agents. Each Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

         7.8. Agents as Banks. In its individual capacity, each of Bank of America and State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also an Agent.

         7.9. Distribution by an Agent. If in the opinion of an Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by an Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         7.10. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that
(i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Operations Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 8.4 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The

Delinquent Bank hereby authorizes the Operations Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have been returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         (b) For purposes of this Section 7.10, a Failure of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or
(iv) an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect.

         7.11. Syndication Agent; Co-Documentation Agents. None of the Banks identified on the facing page of this Agreement as a "syndication agent" or a "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "syndication agent" or "co-documentation agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE8

                                  MISCELLANEOUS

         8.1. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Operations Agent under Article II or Article VII shall not be effective until received.

         8.2. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         8.3. Expenses; Documentary Taxes; Indemnification. (a) Each Borrower severally agrees to pay its pro rata share of (i) all reasonable out-of-pocket expenses of each Agent and the Administrative Agent's affiliates, including the fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Event of Default or alleged Event of Default hereunder, and any termination hereof, provided, that no Borrower shall be liable for any such expenses incurred in connection with any amendment or waiver that does not relate to or affect such Borrower and such expenses shall be borne by the Borrowers to which they relate based upon their pro rata share thereof and (ii) if an Event of Default occurs with respect to such Borrower, all reasonable out-of-pocket expenses incurred by each Agent and each Bank in connection therewith, including fees and disbursements of counsel, provided that reimbursement shall be for no more than one counsel for the Agents and the Banks plus any local counsel that counsel for the Agents and the Banks shall deem necessary, in each case incurred in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Each Borrower severally agrees to indemnify each Bank against its pro rata share of any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         (b) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each Borrower hereby severally indemnifies, exonerates and holds each Agent and each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                  (1) the use by such Borrower of the proceeds of any Loan; and

                 (2) the entering into and performance of this Agreement and any of the other Loan Documents by any of the Indemnified Parties (including any action brought by or on behalf of such Borrower as the result of any determination pursuant to Article III not to fund any Borrowing, but only to the extent that such Borrower is not the prevailing party);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or arising out of any action between or among any Agent and the Banks. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. No Borrower shall be liable for any consequential damages.

         8.4. Set Off. During the continuance of any Event of Default and the acceleration of the Obligations, any deposits or other sums credited by or due from any of the Banks to a Borrower, and any securities or other property of a Borrower in the possession of such Bank (except to the extent such Bank is holding any securities or other assets of such Borrower in its capacity as custodian of such Borrower) may be applied to or set off by such Bank against the payment of the Obligations of such and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Debt of a Borrower to such Bank, other than Debt owing hereunder to such Bank, such amount shall be applied ratably to such other Debt and to the Obligations owing to such Bank, and (b) if such Bank shall receive from such Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations of such Borrower owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations of such Borrower owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations of such Borrower owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations of such Borrower owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         8.5. Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of an Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks (a) increase or decrease the Commitment Amount of any Bank (except as provided in Section 8.6(c)) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the final date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments (except as provided in Section 2.6), or (d) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. No delay or omission on the part of the Bank, or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         8.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks.

         (b) Any Bank may at any time grant to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each a "Participant") participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 8.5 without the consent of the Participant. An assignment or other transfer which is not permitted by clause
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause
(b).

         (c) Any Bank may at any time assign to one or more commercial banks that are able to make the representation and warranty contained in
Section 8.12 (each an "Assignee") all or a minimum of $15,000,000 of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance agreement (an "Assignment and Acceptance") in substantially the form of Exhibit G attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing with respect to one or more Borrowers that have Loans outstanding, the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, and of the Agents; provided, that an assignment to a Bank shall not be required to be in any minimum amount. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitment Amounts, as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Bank, the Administrative Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised schedule to the Operations Agent, the Banks and the Borrowers. In connection with any such assignment, the transferor Bank shall pay to the Agents a fee for processing such assignment in the aggregate amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Operations Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.13.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         8.7. Additional Borrowers. Other investment companies (or series of investment companies), in addition to those Borrowers which are original signatories to this Agreement, may, with the written approval of all the Banks, become parties to this Agreement and be deemed

Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit H hereto (with such changes therein as may be approved by the Banks), which instrument shall (i) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Allocation Notice reflecting the participation of such additional investment company and (ii) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 3.1 hereof, including, without limitation, an opinion of counsel for such Borrower, in a form reasonably satisfactory to the Administrative Agent; provided, however, that no such additional Borrower shall be added unless all the Banks consent.

         No investment company (or series of an investment company) shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Article IV hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.

         8.8. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT IN EACH CASE SITTING IN NEW YORK COUNTY AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EACH OF THE BORROWERS, THE AGENTS AND THE BANKS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.1. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         8.9. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such




                                      -49
invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         8.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.11. Confidentiality. Each Bank and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by or on behalf of the Borrowers pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or any Agent in connection with this Agreement, (c) to bank examiners, auditors or accountants, (d) to any Agent or any Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agents is a party arising out of or in connection with this Agreement, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees in writing to be bound by the terms of this Section 8.11; provided, further, that unless specifically prohibited by applicable law or court order, each Bank and each Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process.

         8.12. Representations and Warranties of the Banks. Each Bank hereby represents and warrants to the Borrowers that it is (1) (A) a banking institution organized under the laws of the United States, (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act and (2) it is not "affiliated" (within the meaning of the Act) with any Borrower or the Adviser. Each Bank will immediately notify the Borrowers if such Bank is no longer able to make the representations and warranties stated in the preceding sentence.

                         [Remainder of page left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       [BORROWERS]

                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       Individually and as Administrative Agent

                                       By:
                                          --------------------------------
                                       Title


                                       STATE STREET BANK AND TRUST COMPANY,
                                       Individually and as Operations Agent

                                       By:
                                          --------------------------------
                                       Title

                                              [OTHER BANKS]

                                                                      Exhibit A

                           FORM OF ALLOCATION NOTICE

                              Date:
                                   ------------

To: Bank of America, National Association, as Administrative Agent for the Banks party to the Credit Agreement dated as of December 3, 1999 (as amended and in effect from time to time, the "Credit Agreement") among the Borrowers party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, the Banks party thereto, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent


Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of December 3, 1999 (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement.

         The allocation of liability of the Borrowers in respect of all liabilities, obligations, fees and expenses under the Credit Agreement (other than principal and interest) shall be as set forth herein and shall be effective from the date hereof until a later dated Allocation Notice is delivered to the Administrative Agent.

===================================================================================================

                         Name of Borrower                                % Allocation
---------------------------------------------------------------------------------------------------
[insert Borrower's name]
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------




                                  Exhibit B-1

===================================================================================================

                         Name of Borrower                                % Allocation
---------------------------------------------------------------------------------------------------
   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

   A                          =
---------------------------------------------------------------------------------------------------

                                                                                            100%
===================================================================================================

                                          [Borrower's name]

                                          By
                                             --------------------------------
                                          Title
                                               ----------------------------

                                          [Borrower's name]




                                  Exhibit B-2

                                          By
                                             --------------------------------
                                          Title
                                               ----------------------------

                                          [Borrower's name]

                                          By
                                             --------------------------------
                                          Title
                                               ----------------------------

                                          [Borrower's name]

                                          By
                                             --------------------------------
                                          Title
                                               ----------------------------

                                          [Borrower's name]

                                          By
                                             --------------------------------
                                          Title
                                               ----------------------------


                                  Exhibit B-3

                                                                     Exhibit B

                                    FORM OF
                              NOTICE OF BORROWING

DATE:
     -----------------------

TO:         State Street Bank and Trust Company, as Operations Agent


ATTN:
     -----------------------

FROM:       [Borrower's name]

         In connection with the Credit Agreement, dated as of December 3, 1999, among the Borrowers party thereto, the Banks party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as Operations Agent and Bank of America, National Association, as Administrative Agent (as amended and in effect from time to time, the "Credit Agreement"), please increase the outstanding balance of Loans as indicated below. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

(a) Name of Borrower:
                                                --------------------------

(b) Date of proposed Borrowing:
                                                --------------------------

(c) Swing Advance or Commitment Loan
                                                --------------------------

(d) Amount of Loan requested:                   $
                                                --------------------------


(e) Type of Loan requested:
                                                --------------------------

(f) Aggregate principal amount
of Loans outstanding by the
borrowing Borrower to all Banks
(including Loan requested):                     $
                                                --------------------------

(g) Asset Coverage Ratio for
the borrowing Borrower after
giving effect to proposed
Borrowing:
                                                --------------------------

(h) Each of the representations and warranties of the borrowing Borrower in the Credit Agreement shall be true and correct as of the date of the proposed borrowing (unless such






                                  Exhibit B-4
representation and warranty shall relate solely to an earlier date, in which such representation and warranty shall be true and correct as of such earlier date).

(i) No Default or Event of Default with respect to the borrowing Borrower has occurred and is continuing both before and after giving effect to the proposed Borrowing.

                                                   [Borrower's name]

                                                   By:
                                                           -------------------
                                                   Title:
                                                           -------------------


                                  Exhibit B-5

                                                                      Exhibit C

                        NOTICE OF CONVERSION OR PAYDOWN

TO: State Street Bank and Trust Company, as Operations Agent for the Banks party to the Credit Agreement dated as of December 3, 1999 (as amended and in effect from time to time, the "Credit Agreement") among the Borrowers party thereto, the Banks party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent.

FROM: [Borrower's name]

DATE:
      ----------------

                                 Conversion ( )

-------------------------------------------------------------------------------------------------------------------------
                        EXISTING LOAN                                                          NEW LOAN

Type                 Amount            Date                     Convert To           Amount       Date
-------------------------------------------                     -----------------------------------------------------
Base Rate ( )         $                                         Base Rate ( )        $
                       ---------        -----------                                   ----------    -----------------


Fed Funds ( )         $                                         Fed Funds ( )        $
                       ---------        -----------                                   ----------    -------------
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Paydown on (  ) on                                                                     PAYDOWN WIRE INSTRUCTIONS
                   ----------------------

Type                 Amount       Date
--------------------------------------

Base Rate ( )        $
                      -------     -------------


Fed Funds ( )        $
                      -------     -------------

-------------------------------------------------------------------------------------------------------------------------

Authorized Signatory                                          Date
                     ---------------------------------------       -------------------


Authorized Signatory                                          Date
                     ---------------------------------------       -------------------



                                  Exhibit C-1

                                                 Ticket #
                                                         -------------

                                                                      Exhibit D

                                  FORM OF NOTE

$                                                         Date:
 -----------------                                             ----------------

         FOR VALUE RECEIVED, each Borrower severally hereby promises to pay to the order of
                      --------------------------------- (the "Bank") at 225
Franklin Street, Boston, Massachusetts 02110:

                    (a) prior to or on the Termination Date the principal amount of [INSERT BANK'S COMMITMENT AMOUNT] Dollars ($_______ ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Credit Agreement dated as of December 3, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, the Banks, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent; and

                    (b) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan made to such Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans made to a Borrower shall be prima facie evidence of the principal amount thereof owing and unpaid severally by such Borrower to the Bank, but the failure to record, or any error in so recording,





                                  Exhibit C-2
any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of any Borrower hereunder or under the Credit Agreement to make several payments of principal and of interest on this Note when due.

         The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by such Borrower on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur and be continuing with respect to a Borrower, the entire unpaid principal amount of this Note severally owing by such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Except to the extent otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned have caused this Note to be signed in its name by their respective duly authorized officers as of the day and year first above written.

                                 [Borrowers]

                                 By:
                                    -----------------------------------------
                                 Title:
                                       --------------------------------------




                                  Exhibit D-3

--------------------------------------------------------------------------------------------------------------------------------
                                                                     Amount of                Balance of
                                            Amount and Type          Principal Paid           Principal           Notation
     Date               Borrower               of Loan               or Prepaid               Unpaid              Made By

------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


============  =======================   ======================   ========================   ===============   ==================


                                  Exhibit D-4

------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------


------------  -----------------------   ----------------------   ------------------------   ---------------   ------------------



                                  Exhibit D-5

                                                                      Exhibit E


                       TEXT OF BORROWERS' COUNSEL OPINION

      This Opinion is being furnished pursuant to Section 3.1 of the Credit Agreement (the "Credit Agreement") dated as of December 3, 1999 among the Borrowers party thereto, the Banks party thereto, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent.

     Each Delaware Trust is duly formed and legally existing under the laws of the State of Delaware.

     Each Massachusetts Trust has been duly established as a voluntary association with transferable shares of beneficial interest commonly referred to as a Massachusetts business trust, and is existing and in good standing under and by virtue of the laws of the Commonwealth of Massachusetts.

     Each Maryland Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

     Each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, such Trust or Maryland Corporation on behalf of such Borrower, has the corporate or trust power and authority to enter into and to perform the obligations of such Borrower under the Credit Agreement.

     The execution and delivery by each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, by such Trust or Maryland Corporation on behalf of such Borrower, of the Credit Agreement, the borrowing of the Loans pursuant to the Credit Agreement by each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, by such Trust or Maryland Corporation on behalf of such Borrower, and the performance by each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, by such Trust or Maryland Corporation on behalf of such Borrower, of its agreements and obligations under the Credit Agreement have been duly authorized by all requisite corporate or trust action, where necessary, on the part of each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, on the part of such Trust or Maryland Corporation, and do not and will not (a) conflict with the organization documents or bylaws or the most recent Prospectus or the most recent SAI of any Borrower, (b) contravene or constitute a default under any provision of any New York State or Federal law, rule or regulation applicable to any Borrower, (c) constitute a violation of or a




                                  Exhibit E-6
default under or result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance upon the property of any Borrower under the Custody Agreement, Investment Advisory Agreement, the Transfer Agency Agreement, the Distribution Agreement or the Plan of Distribution applicable to any Borrower, or to our knowledge, any indenture, mortgage, deed of trust or other loan agreement, each Borrower having advised us that it is not a party to any indenture, mortgage, deed of trust or loan agreement (other than the Credit Agreement), (d) require any consent or approval of, or registration with, any New York State or Federal governmental authority under any law, rule or regulation applicable to any Borrower or, (e) to our knowledge, conflict with any court oradministrative order or decree applicable to any Borrower.

     Each of the Loan Documents has been duly executed and delivered by or on behalf of each Borrower and constitutes the valid and binding obligation of the each Borrower, enforceable against such Borrower in accordance with its terms.

     To our knowledge, there is no pending or threatened action, suit or proceeding before any court, governmental or regulatory authority, agency, commission, or board of arbitration against any Borrower which, if adversely determined, could have a materially adverse effect on the financial condition or operations of such Borrower or on its ability to perform its obligations under the Credit Agreement.

     The transactions and arrangements contemplated by the Credit Agreement do not violate Regulation U of the Board of Governors of the Federal Reserve System.

     To our knowledge, each Borrower, or to the extent such Borrower is a series of a Trust or a Maryland Corporation, such Trust or Maryland Corporation, is registered as open-end management investment company under the Investment Company Act of 1940.

                                                                      Exhibit F

                         FORM OF COMPLIANCE CERTIFICATE

                             Date:
                                  ----------------



                                  Exhibit E-7

To each of the Banks referred to below

- State Street Bank and

   Trust Company, as Operations Agent

225 Franklin Street

Boston, Massachusetts 02110

Attention: [insert name]

Ladies and Gentlemen:


         Reference is hereby made to the Credit Agreement, dated as of December 3, 1999 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers party thereto, the Banks party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby certifies to you that he/she is an Authorized Signatory and that no Default or Event of Default, as to the undersigned, has occurred and is continuing on the date hereof.

   The Asset Coverage Ratio of the undersigned as of the date hereof is_____ to 1.0.



                                [Borrower's name]

                                                                     Exhibit G




                                  Exhibit F-2

                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

                                  Dated as of
                                             --------------


         Reference is made to the Credit Agreement, dated as of December 3, 1999 (as from time to time amended and in effect, the "Credit Agreement"), by and among the Borrowers party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as operations agent (in such capacity, the "Operations Agent") and Bank of America, National Association, as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                                        (the "Assignor") and
         -------------------------------
                            (the "Assignee") hereby agree as follows:
----------------------------

         -1.     ASSIGNMENT. Subject to the terms and conditions of this
Agreement and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [________%] in respect of the Assignor's Commitment immediately prior to the Effective Date (as hereinafter defined).

         -2.     ASSIGNOR'S REPRESENTATIONS.  The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its aggregate Commitment Amount is [$___________ ], its Commitment Percentage is [__________%], the aggregate
outstanding principal balance of its Loans equals [$    ] (in each case after
giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after



                                  Exhibit G-9
giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Agreement and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or the performance or observance by any Borrower in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) if issued by the Borrowers pursuant to Section 2.4 of the Credit Agreement, attaches hereto its Note.

         [Pursuant to Section 2.4 of the Credit Agreement, the Assignee requests that the Borrowers exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

            Notes Payable to                         Amounts of

             the Order of:                             Notes
           -------------------------------------------------------

                      Assignor                      $
                                                     ------------


                      Assignee                      $            ]
                                                     ------------



         -3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Agreement and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance





                                  Exhibit G-10
with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         -4.     EFFECTIVE DATE. The effective date for this Assignment and
Acceptance shall be [   ] (the "Effective Date"). Following the execution of
this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agents for consent by the Agents. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the
Schedule 1 annexed hereto.

         -5.     RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance by the
Agents, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 8.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         -6.     PAYMENTS. Upon such acceptance of this Assignment and
Acceptance by the Agents, from and after the Effective Date, the Operations Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Operations Agent or with respect to the making of this assignment directly between themselves.

         -7.     GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO
TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





                                  Exhibit G-11

         -8.     COUNTERPARTS. The Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

                           IN WITNESS WHEREOF, intending to be legally bound,
each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]

                                    By:
                                       --------------------------------
                                               Title:

                                   [ASSIGNEE]

                                    By:
                                       --------------------------------
                                         Title:






                                  Exhibit G-12

CONSENTED TO:

[BORROWERS' NAMES]



By:
   --------------------------------
Title:




BANK OF AMERICA, NATIONAL

ASSOCIATION, as Administrative Agent



By:
   --------------------------------
Title:



STATE STREET BANK AND TRUST

COMPANY, as Operations Agent



By:
   --------------------------------
Title:


                                                                       Exhibit H

                                  Exhibit G-13

                                    JOINDER

    Reference is made to the credit agreement (as amended and in effect from time to time, the "Credit Agreement") dated December 3, 1999, by and among the Borrowers party thereto, the Banks party thereto, The Bank of New York, as syndication agent, National Australia Bank Limited, as co-documentation agent, Bank One, NA, as co-documentation agent, State Street Bank and Trust Company, as Operations Agent, and Bank of America, National Association, as Administrative Agent.

   All capitalized terms used in this Joinder which are defined in the Credit Agreement shall have the meanings set forth therein unless otherwise defined or the context otherwise requires.

   Each of the undersigned hereby agrees that effective the date hereof, it shall be a Borrower under the Credit Agreement. Each of the undersigned agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower.

   In connection herewith, a new Allocation Notice shall be delivered.

   IN WITNESS WHEREOF, the undersigned have executed this Joinder this ___ day of ____________, _____.

                                               [Insert Name of Borrower]

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

                                               [Insert Name of Borrower]

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------




                                               [Insert Name of Borrower]

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------